Exhibit 1

Transaction Activity by Stock Growth Plan in Shares of
Class A and Class B Common Stock Since Last Filed Amendment
to Schedule 13D

	Class A	Class B	Price Per Share
Shares Reported on Amendment No. 1 to 13D on April 21, 2000	55,500	1,808,965
Adjustment to B Shares to reflect shares initially accounted for under the Interep National Radio Sales, Inc. Employee Stock Ownership Plan and Trust ("ESOP")		104,897
Distribution to employees 8/31/00	(694)	(73,320)
Distribution to employees 9/15/00	(86)	(10,448)
Open market purchase 10/4/00	1,500		$3.19
Open market purchase 10/12/00	9,000		$3.23
Open market purchase 10/17/00	9,000		$3.31
Open market purchase 10/24/00	14,000		$3.25
Distribution to employees 11/14/00	(1,628)	(53,292)
Open market purchase 12/11/00	1,900		$3.11
Open market purchase 12/13/00	1,900		$3.11
Open market purchase 12/14/00	3,300		$3.11
Open market purchase 12/15/00	3,300		$3.11
Open market purchase 12/19/00	3,600		$2.81
Distribution to employees 1/3/01	(380)	(14,351)
Distribution to employees 1/22/01		(851)
Open market purchase 3/29/01	1,000		$5.05
Open market purchase 5/11/01	1,000		$2.76
Open market purchase 5/18/01	1,000		$2.61
Distribution to employees 6/22/01	(3,645)	(66,706)
New Issue from the Company 6/29/01		308,641	$4.86
Open market purchase 9/21/01	5,000		$3.71
Open market purchase 9/25/01	5,000		$3.67
Distribution to employees 9/27/01	(3,618)	(74,525)
New Issue from the Company 9/30/01		142,450	$3.51
Distribution to employees 10/25/01		(3,677)
Correction for employee 11/1/01 (shares should have been creidted under ESOP)		(197)
Distribution to employees 11/28/01	(1,660)	(26,355)
Distribution to employees	(177)	(637)
Distribution to employees 12/13/01		(730)
New Issue from the Company 12/30/01		229,239	$3.42
Distribution to employees 2/1/02	(506)	(15,844)
Distribution to employees 2/27/02	(771)	(13,710)
Distribution to employees 3/5/02	(2,856)	(77,176)
Distribution to employees 3/27/02	(2,189)	(42,154)

New issue from the Company 3/31/02		164,117	$3.40
Distribution to employees 5/30/02	(2,720)	(55,063)
New issue from the Company 6/28/02		159,620	$3.69

Current Balance	95,070	2,388,893